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                                                                   Exhibit 10.29
                                                                   -------------

                               AMENDMENT NO. 11
                   TO SHAREHOLDERS' AGREEMENT OF KIRIN-AMGEN

     AMENDMENT NO. 11 (this "Amendment") made effective as of March 20, 2000 (the "Effective Date") to the Shareholders' Agreement of Kirin-Amgen dated May 11, 1984 (as amended, the "Shareholders' Agreement") among Kirin Brewery Co., Ltd., a Japanese corporation with principal offices located at 10-1, Shinkawa 2-chome, Chuo-ku, Tokyo, 104, Japan ("Kirin"), Amgen Inc., a Delaware corporation with principal offices located at One Amgen Center Drive, Thousand Oaks, California 91320 ("Amgen") and Kirin-Amgen, Inc., a Delaware corporation with principal offices located at c/o Amgen Europe AG, Grabenhof, 6010 Kirens, Switzerland ("Kirin-Amgen").

                                   RECITALS

     WHEREAS, Kirin, Amgen and Kirin-Amgen have entered into the following agreements (collectively referred to as the "NM321 Agreements") regarding a novel growth factor that has erythropoiesis stimulating activity ("NM321" as further defined in the NM321 Agreements):

          "Amendment No. 10 to Shareholder's Agreement of Kirin-Amgen" effective March 1, 1996 by and among Kirin, Amgen and Kirin-Amgen ("Amendment No. 10");

          "NM321 Technology Transfer Agreement" effective March 1, 1996 by and among Kirin, Amgen and Kirin-Amgen ("Technology Transfer Agreement");

          "Research, Development and Technology Disclosure Agreement: NM321" effective March 1, 1996 by and among Kirin, Amgen and Kirin-Amgen ("Research Development Agreement");

          "NM321 License Agreement" effective March 1, 1996 by and between Kirin-Amgen and Kirin ("Kirin License Agreement"); and

          "NM321 License Agreement" effective March 1, 1996 by and between Kirin-Amgen and Amgen ("Amgen License Agreement").

     WHEREAS, during the time period from January 1, 1997 to December 31, 1999, Amgen conducted certain clinical trials and other development-related activities related to the development of NM321 Products outside the United States which development activities were not covered by the NM321 Agreements and which activities were not paid for by Kirin-Amgen ("Amgen 1997-1999 Ex-US NM321 Development Activities").

     WHEREAS, the Amgen 1997-1999 Ex-US NM321 Development Activities have resulted in a significant amount of information and proprietary data whether tangible or intangible, including any and all data, pre-clinical and clinical results, techniques, discoveries, inventions, ideas, processes, know-how, patents, inventor's certificates, trade secrets and other proprietary information and any physical, chemical or biological material (including cell lines) and any replication of any part of such material (the "Amgen 1997-1999 Ex-US NM321 Data") to which Kirin-Amgen does not have rights under the NM321 Agreements.

          WHEREAS, Kirin, Amgen and Kirin-Amgen have now determined that the Amgen 1997-1999 Ex-US NM321 Data is important to Kirin-Amgen's NESP development activities and
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it is in the best interest of Kirin-Amgen to obtain access to the Data for use in connection with the development, manufacture, use or sale of NM321 Products in the Kirin Core Territories.

     WHEREAS, from January 1, 2000 through the end of NESP development activity, Amgen intends to continue to conduct Amgen Ex-US NM321 Development Activities, which activities are likely to result in additional Amgen Ex-US NM321 Data ("Amgen 2000 Ex-US NM321 Data", "Amgen 2001 Ex-US NM321 Data", etc.) (collectively "Future Amgen Ex-US NM321 Data").

     WHEREAS, Kirin, Amgen and Kirin-Amgen believe that it is in the best interest of Kirin-Amgen to have the option prior to each calendar year to acquire access to the Amgen Ex-US NM321 Data to be generated during that coming year for use in connection with the development, manufacture, use or sale of NM321 Products in the Kirin Core Territories.

     WHEREAS, Kirin plans to conduct certain development activities related to NM321 outside of Japan ("Kirin Ex-Japan NM321 Development Activities"), and the parties have determined that such activities may result in proprietary data ("Kirin Ex-Japan NM321 Data") which could be beneficial to the partnership.

     WHEREAS, Kirin, Amgen and Kirin-Amgen have determined that it is in the best interest of Kirin-Amgen to obtain access to the Kirin Ex-Japan NM321 Data for use in connection with the development, manufacture, use or sale of NM321 Products world-wide.

     WHEREAS, the parties entered into a Binding Term Sheet by and among Kirin, Amgen and Kirin-Amgen effective as of March 20, 2000 (the "Binding Term Sheet") containing the material terms of this Agreement, and agreeing to enter into a "Definitive Agreement" as defined in the Binding Term Sheet, and the parties now wish this to be the Definitive Agreement referenced in the Binding Term Sheet.

     NOW, THEREFORE, in consideration of the mutual covenants expressed herein and other good and valuable consideration, the parties agree as follows:

1.   AMGEN EX-US NM321 DATA
     ----------------------

     1.01 Transfer of Data: Amgen 1997-1999 Ex-US NM321 Data. It is agreed that
          --------------------------------------------------
Amgen will grant to Kirin-Amgen, perpetually and irrevocably, an exclusive license (within the Kirin Core Territory) to the Amgen 1997-1999 Ex-US NM321 Data for use in connection with the development, manufacture, use or sale of NM321 Products in the Kirin Core Territory as of the Effective Date hereof. Amgen retains all rights to such Data outside the Kirin Core Territory. Upon such transfer, Kirin-Amgen's interest in the Amgen 1997-1999 Ex-US NM321 Data shall be considered Research Project Technology for purposes of the NM321 Agreements; as such, the license granted to Kirin from Kirin-Amgen in the Kirin License Agreement will include rights to the Amgen 1997-1999 Ex-US NM321 Data for use in the Kirin Core Territory.

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     1.02 Consideration to Amgen: Amgen 1997-1999 Ex-US NM321 Data. In exchange
          --------------------------------------------------------
for the license to Amgen 1997-1999 Ex-US NM321 Data as provided in Section 1.01, Kirin-Amgen will pay Amgen Seventy Five Million US Dollars (USD $75,000,000) as follows:

     (a) Thirty Seven Million Five Hundred Thousand US Dollars (USD $37,500,000), which was paid to Amgen in March 2000 upon execution of the Binding Term Sheet.

     (b) Thirty Seven Million Five Hundred Thousand US Dollars (USD $37,500,000) upon receipt by Amgen of all necessary regulatory approvals for, and the completion of, the first commercial sale of an NM321 Product in any country within the Amgen Additional Territory. Amgen will invoice Kirin-Amgen for this amount upon completion of such first commercial sale, and Kirin-Amgen shall pay that amount in full within 30 days of receipt of such invoice.

     1.03 Option to Purchase Future Amgen Ex-US NM321 Data. Prior to each
          ------------------------------------------------
calendar year, Kirin-Amgen shall have the option to purchase an exclusive license (within the Kirin Core Territory) to the Amgen Ex-US NM321 Data for that coming year for use in connection with the development, manufacture, use or sale of NM321 Products in the Kirin Core Territory. Following the disclosure of protocols by Amgen to Kirin, and the discussion and the overall consensus on the study plan and cost by Amgen and Kirin, by August 31 of each calendar year, Amgen shall provide Kirin-Amgen with a summary description of the Ex-US NM321 Development Activities to be undertaken in the coming year. Kirin-Amgen shall then have until September 30 of that year to exercise its option to acquire (at the price determined in Section 1.04 below) a license to the Amgen Ex-US NM321 Data for that coming year. If Kirin-Amgen exercises the option, Kirin-Amgen will obtain a license to all Data for the coming year; the option does not include the right to acquire a license to less than all the Data for a particular year. Upon Kirin-Amgen's exercise of its option and payment of the determined price, Kirin-Amgen will acquire, perpetually and irrevocably, an exclusive license (within the Kirin Core Territory) to that year's Amgen Ex-US NM321 Data for use in connection with the development, manufacture, use or sale of NM321 Products in the Kirin Core Territory. Amgen would retain all rights to such Data outside the Kirin Core Territory.

Example: For year 2001, Amgen must present Kirin-Amgen with a summary description of its 2001 Ex-US NM321 Development Activities by August 31, 2000. Kirin Amgen must then elect by September 30, 2000 whether or not to exercise its option to acquire a license to the Amgen 2001 Ex-US NM321 Data. Upon exercise of such option, Kirin-Amgen shall acquire the exclusive license (within the Kirin Core Territory) to the Amgen 2001 Ex-US NM321 Data for use in connection with the development, manufacture, use or sale of NM321 Products in the Kirin Core Territory.
          Note: with respect to Amgen 2000 Ex-US NM321 Data only, Amgen shall provide a description of its 2000 Ex-US Development Activities to Kirin-Amgen and Kirin-Amgen shall have thirty days from that time to make its election.

Upon Kirin-Amgen's exercise of its right to acquire a license to any Data pursuant to this Section 1.03, Kirin-Amgen's interest in any licensed Data shall be considered Research Project Technology for purposes of the NM321 Agreements; as such, the license granted to Kirin from Kirin-Amgen in the Kirin License Agreement will include rights to all such licensed Data. Regardless of Kirin-Amgen's exercise of its option with respect to any Future Amgen Ex-US

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NM321 Data, Amgen retains sole authority and discretion over all aspects of the
Amgen Ex-US NM321 Development Activities.

     1.04 Consideration to Amgen: Future NM321 Data. In exchange for the license
          -----------------------------------------
to use any Future Amgen Ex-US NM321 Data as provided in Section 1.03, Kirin-Amgen will pay to Amgen a price for the license to use the Data (the "Option Price"). The parties agree to negotiate in good faith the appropriate Option Price, and that such Option Price will reflect the fair market value of the use of the licensed data . The Option Price for the license to a particular year's Data shall be payable quarterly in four equal installments, each payable on or about the first day of each quarter. Both Parties agree to review the Option Price of the previous year and discuss in good faith whether to make reasonable and appropriate adjustments to the Option Price. If the Amgen Ex-US NM321 Development Activities for a particular year change substantially after the parties have agreed upon an Option Price for the license to the Data corresponding to that year's Development Activities, then, upon request by either Kirin or Amgen, the parties agree to discuss in good faith whether to make reasonable and appropriate adjustments to the Option Price.

2.   KIRIN EX-JAPAN NM321 DATA
     -------------------------

     2.01 Transfer of Data. It is agreed that Kirin will transfer and assign to
          ----------------
Kirin-Amgen, perpetually and irrevocably, all of its right, title and interest in and to the Kirin Ex-Japan NM321 Data as of the Effective Date hereof. Upon such transfer, all Kirin Ex-Japan NM321 Data shall be considered Research Project Technology for purposed of the NM321 Agreements; as such, the license granted to Amgen from Kirin-Amgen in the Amgen License Agreement will include rights to all Kirin Ex-Japan NM321 Data.

     2.02 Consideration to Kirin. In exchange for the transfer of the Kirin
          ----------------------
Ex-Japan NM321 Data by Kirin in Section 2.01, Kirin shall invoice Kirin-Amgen for the transfer price as the work is performed, with such transfer price determined at the rates and the manner set forth in Section 3.05 of the Research Development Agreement, as if the Kirin Ex-Japan NM321 Development Activities had been funded by Kirin-Amgen. For costs already incurred by Kirin from January 1, 2000 to the present, if any, Kirin shall invoice Kirin-Amgen promptly, and Kirin-Amgen shall pay the transfer price within 30 days of receipt of the invoice.

3.   ADJUSTMENT TO ROYALTIES

     3.01 Royalties from Amgen.
          --------------------

     (a)  Adjustment to Royalty Payable on Sales in Amgen Additional Territory.
          --------------------------------------------------------------------
The royalty payable from Amgen to Kirin-Amgen for sales of NM321 Products in the Amgen Additional Territory shall be revised as follows (subject to adjustments provided in Article 4 of the Amgen License Agreement, as amended):

          In exchange for the license to Amgen in the Amgen Additional Territory, Amgen will pay to Kirin-Amgen a royalty equal to three percent (3%) of the Sales Value of NM321 Products sold by or on

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          behalf of Amgen in the Amgen Additional Territory. Amgen's royalty obligation to Kirin-Amgen in the Amgen Additional Territory shall be reduced to two percent (2%) only with respect to the aggregate cumulative Sales Value of NM321 Product sold by or on behalf of Amgen in the Amgen Additional Territory above five hundred million U.S. dollars (US$ 500,000,000).

     (b)  No Other Adjustment. The royalties payable by Amgen to Kirin- Amgen
          -------------------
for sales of NM321 Products in all other Amgen Territories are not altered by this Amendment.

     3.02 Rovalties from Kirin. The royalties payable by Kirin to Kirin-Amgen
          --------------------
for sales of NM321 Products in Kirin Territories are not altered by this Amendment.

4.   CONSISTENCY WITH SHAREHOLDERS' AGREEMENT;
     RATIFICATION; DEFINED TERMS

     4.01 Consistency. The rights and obligations of the parties with respect to
          -----------
this Amendment No. 11 as an expansion of Kirin-Amgen's business opportunities are otherwise consistent with the Shareholders' Agreement.

     4.02 Ratification. All terms and conditions of the Shareholders' Agreement
          ------------
as amended by this Amendment No. 11 are hereby ratified and confirmed in all respects.

     4.03 Definitions. All capitalized terms not otherwise defined herein shall
          -----------
have the meaning assigned to them in the relevant NM321 Agreements.

5.   MISCELLANEOUS

     5.01 Further Instruments. Each party hereto agrees to perform any and all
          -------------------
further acts and execute and deliver any and all further instruments which may be reasonable or necessary to carry out the provisions of this Amendment No. 11 (including without limitation, any and all reasonable or necessary amendments to the NM321 Agreements) and to carry out this further business purpose of Kirin-Amgen.

     5.02 Governing Law and Severability. This Amendment shall be construed
          ------------------------------
under and in accordance with, and governed in all respects by, the law of the State of California (without giving effect to principles of conflicts of law). If any provision of this Amendment is deemed invalid or unenforceable by a court of competent jurisdiction, such invalidity or enforceability shall not affect or limit the validity or enforceability of any other provision hereof.
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     5.03 Counterparts. This Amendment may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together constitute one instrument.

     5.04 Effect on Binding Term Sheet. Upon execution of this Amendment, this
          ----------------------------
Amendment shall replace and supersede the Binding Term Sheet in its entirety.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized representatives in the manner legally binding upon them.

                         Kirin Brewery Co., Ltd.

                             /s/ Koichiro Aramaki
                         By: Koichiro Aramaki Ph.D.
                         Title: President, Pharmaceutical Div.


                         June 30, 2000
                         Date

                         Amgen Inc.

                            /s/ Craig Brooks
                         By: Craig Brooks
                         Title: Vice President,
                                Asia Pacific/Latin America

                         June 30, 2000
                         Date

                         Kirin-Amgen, Inc.

                         /s/ Katsuhiko Asano
                          Katsuhiko Asano, Ph.D.
                         Chairman

                         June 30, 2000
                         Date

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